EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-121025) of PowerDsine Ltd. of our report dated February 8, 2005 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited

Tel-Aviv
June 29, 2005